EXHIBIT 99.2

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 9th day of July 2010, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, América Móvil, S.A.B. de C.V. (“AMX”), Carso Global Telecom, S.A.B. de C.V. (“CGT”), Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”), Trust No. F/0008 (the “Telmex Trust”), Fundación Telmex, A.C. (“Fundación Telmex”) and Fundación Carlos Slim, A.C. (“Fundación Carlos Slim”) .

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Telmex Internacional, S.A.B. de C.V., a sociedad anonima bursátil de capital variable organized under the laws of Mexico, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Carlos Slim Helú
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Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
___________________________________	Eduardo Valdés Acra Attorney-in-Fact**
Marco Antonio Slim Domit	July 9, 2010
___________________________________
Patrick Slim Domit
___________________________________
María Soumaya Slim Domit
___________________________________
Vanessa Paola Slim Domit
___________________________________
Johanna Monique Slim Domit
___________________________________
AMÉRICA MÓVIL, S.A.B. DE C.V.

___________________________________
CARSO GLOBAL TELECOM, S.A.B. DE C.V.

___________________________________ By: Armando Ibañez Vazquez
Title: Attorney-in-Fact**

GRUPO FINANCIERO INBURSA, S.A.B. DE C.V.

___________________________________ By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact**

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0008

___________________________________ By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact**

FUNDACIÓN TELMEX, A.C.

___________________________________ By: Adolfo Cerezo
Title: Attorney-in-Fact**

FUNDACIÓN CARLOS SLIM, A.C.

___________________________________ By: Armando Ibañez Vazquez
Title: Attorney-in-Fact**

** The Power(s) of Attorney given by (i) the members of the Slim Family were filed as exhibits to the Form 4 filed by the Reporting Persons with the Commission on January 2, 2009 in respect of their ownership of equity shares in Bronco Drilling Company, Inc., (ii) GFI was filed as an exhibit to Amendment No. 1 to the Schedule 13G filed by the Reporting Persons with the Commission on January 22, 2009 in respect of its ownership in equity shares of the New York Times Company, (iii) CGT and the Telmex Trust were filed as exhibits to Amendment No. 19 to the Schedule 13D filed by the Reporting Persons with the Commission on March 17, 2009 in respect of their ownership in equity shares of América Móvil, S.A.B. de C.V., and (iv) Fundación Telmex and Fundación Carlos Slim were filed as exhibits to Amendment No. 44 to the Schedule 13D filed by the Reporting Persons with the Commission on July 30, 2010 in respect of their ownership in equity shares of Teléfonos de México, S.A.B. de C.V.